EXHIBIT 10.17

AMENDMENT TO THE
CITI TRENDS, INC.
2005 LONG-TERM INCENTIVE PLAN

THIS AMENDMENT (this “Amendment”) to the Citi Trends, Inc. 2005 Long-Term Incentive Plan, as amended (the “Plan”), is made this 14th day of December, 2006.

The Board of Directors of Citi Trends, Inc. (the “Company”) has determined that it is in the best interests of the Company and its stockholders to amend the Plan to delete the vesting requirements for stock options granted to non-employee directors under the Plan, and to provide the Compensation Committee with authority to accelerate the exercisability and/or waive any restrictions or conditions applicable to any award granted to the Company’s non-employee directors under the Plan.

1.             Section 4(c)(vii) is hereby amended by deleting the text “except with respect to Awards made to nonemployee directors,” .

2.             The first sentence of Section 6(b)(ii)(B) of the Plan is hereby amended by deleting the text “will become exercisable with respect to one-third of the underlying shares on each of the first, second and third anniversaries of the Grant Date,”.

3.             The second sentence of Section 6(b)(ii)(B) is hereby deleted in its entirety.

4.             Section 6(f)(ii)(B) of the Plan is hereby amended by deleting the text “will become exercisable with respect to one-third of the underlying shares on each of the first, second and third anniversaries of the Grant Date,”.

5.             The second sentence of Section 6(f)(ii)(B) is hereby deleted in its entirety.

6.             Section 11 of the Plan is hereby amended by deleting the text “, except for Awards granted to nonemployee directors,”.

Except as expressly amended hereby, the terms of the Plan, as previously amended, shall be and remain unchanged and the Plan as amended hereby shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized representative on the day and year first above written.

CITI TRENDS, INC.

By:	/s/ R. Edward Anderson